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                                                                     EXHIBIT (I)



                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        NEURO NAVIGATIONAL CORPORATION



          The undersigned hereby certifies that:

          1. He is the duly elected and acting President of Neuro Navigational Corporation, a Delaware corporation.

          2. The Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on December 15, 1993.

          3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends Article First of this Corporation's Certificate of Incorporation to read in its entirety as follows:

          "The name of the corporation (hereinafter sometimes called the "Corporation") is Kenetic Ventures Ltd."

          4. The foregoing Certificate of Amendment has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Neuro Navigational Corporation has caused this Certificate of Amendment to be executed by its authorized officer the 20th day of March.



                                           /s/ William J. Worthen
                                          ------------------------------------
                                          William J. Worthen, President